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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this Form 8-K/A No. 1 dated November 6, 1998 and the incorporation by reference into the Registrant's previously filed Registration Statement on Form S-3 (File No. 333-43641) of our report dated December 31, 1998 on our audit of the combined historical statement of revenues and certain expenses of the 1998 Acquisition II Properties for the year ended December 31, 1997.









                                                      PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
January 11, 1999
















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